Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 file numbers 33-61866, 33-71966, and 333-01200.


ARTHUR ANDERSEN LLP
Rochester, New York,
  September 27, 1999